UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brian Pike as Chief Operating Officer

On May 21, 2015, the Board of Directors (the “Board”) of Demand Media, Inc. (the “Company”) appointed Brian Pike, the Company’s current Chief Technology Officer, to also serve as the Company’s Chief Operating Officer effective immediately.

Mr. Pike, 51, has served as the Company’s Chief Technology Officer since October 2014. From April 2012 to October 2014, Mr. Pike was Chief Technology Officer at The Rubicon Project, Inc., an advertising technology company that automates the buying and selling of digital advertising, where he led the engineering organization through rapid growth and the company’s initial public offering. Prior to joining The Rubicon Project, Mr. Pike served as the Chief Technology Officer at Ticketmaster, Inc., a live entertainment ticketing and marketing company, from 2003 to 2010. Mr. Pike received a B.S. in Engineering from Stanford University and an M.B.A. from the Anderson School of Management at UCLA.

On May 21, 2015, the Company entered into an Amended and Restated Employment Agreement with Mr. Pike (the “Pike Agreement”). The Pike Agreement is effective as of May 21, 2015 and expires on May 21, 2019, unless earlier terminated.

The Pike Agreement provides for an annual base salary of $350,000. The Pike Agreement also provides an opportunity for Mr. Pike to earn an annual discretionary cash performance bonus targeted at 50% of his base salary actually paid for any calendar year, based on the attainment of Company performance metrics applicable to senior employees and/or individual performance objectives, in each case as established and approved by the Board or the Compensation Committee of the Board. Mr. Pike is also entitled to participate in customary health, welfare and fringe benefit plans.

In connection with entering into the Pike Agreement, Mr. Pike will be granted stock options covering 75,000 shares with a per share exercise price equal to the fair market value of the Company’s common stock on the date of grant. These stock options will vest over four years with one-quarter (1/4) of the shares subject to the stock option vesting on May 21, 2016 and an additional 1/48th of the shares subject to the stock option vesting on each monthly anniversary of May 21, 2016 thereafter, subject to Mr. Pike’s continued employment through the applicable vesting date. Mr. Pike will also be granted 25,000 Restricted Stock Units (“RSUs”) in connection with entering into the Pike Agreement, which will vest over four years in four equal annual installments commencing on May 15, 2016 and on each anniversary thereafter, subject to Mr. Pike’s continued employment through the applicable vesting date. From time to time during his employment with the Company, Mr. Pike has also received other equity awards under the Company’s equity incentive plans. In addition, during the employment period set forth in the Pike Agreement, Mr. Pike is eligible to receive periodic equity-based incentive awards from the Company.

If Mr. Pike’s employment is terminated by the Company without “cause,” or by Mr. Pike for “good reason” in connection with a “change in control,” or as a result of Mr. Pike’s death or “disability” (each, as defined in the Pike Agreement), then, in addition to accrued amounts, Mr. Pike will be entitled to receive the following benefits:

•                  a lump-sum payment in an amount equal to six months of Mr. Pike’s annual base salary in effect on the date of termination payable on the 60th day following the date of termination;

•                  a lump-sum payment in an amount equal to any earned but unpaid prior-year bonus (to the extent such termination occurs after January 1st of a given calendar year), payable on the date on which annual bonuses are paid to the Company’s senior employees generally for such calendar year, but in no event later than March 15th of the calendar year immediately following the calendar year in which the date of termination occurs;

•                  Company-paid healthcare continuation coverage for Mr. Pike and his dependents for up to six months after the date of termination; and

•                  upon a qualifying termination in connection with a change in control, accelerated vesting of all outstanding equity awards held by Mr. Pike on the date of termination.

Mr. Pike’s right to receive the severance payments (either in connection with a change in control or outside the change in control context) described above is subject to his delivery of an effective general release of claims in favor of the Company. In addition, to the extent that any payment or benefit received or to be received by Mr. Pike, including any payment or benefit received in connection with a termination of Mr. Pike’s employment, would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Pike than receiving the full amount of such payments.

Executive Departures

On May 20, 2015, Julie Campistron notified the Board and Company that she will be resigning from her position as Executive Vice President, Media, effective as of the close of business on June 5, 2015, in order to pursue other opportunities. In connection with her resignation, Ms. Campistron entered into a Consulting Agreement with the Company dated as of May 21, 2015 (the “Consulting Agreement”) for a term commencing on June 6, 2015 and ending on August 31, 2015, unless earlier terminated. Under the Consulting Agreement, in exchange for the consulting services that she will provide to the Company, Ms. Campistron will receive a monthly consulting fee of $20,000. In addition, subject to Ms. Campistron’s execution and non-revocation of two general releases of claims against the Company, Ms. Campistron will receive payments totaling $15,000. Ms. Campistron can terminate the Consulting Agreement at any time and the Company can only terminate the Consulting Agreement for “cause” as such term was defined in Ms. Campistron’s employment agreement with the Company in effect as of her resignation date.

On May 18, 2015, Frederick Scott Boecker notified the Board and Company that he will be resigning from his position as Executive Vice President, Marketplaces, effective as of the close of business on May 22, 2015, in order to pursue other opportunities.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing the appointment of Mr. Pike as Chief Operating Officer of the Company and the voluntary departures of Ms. Campistron and Mr. Boecker. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of May 21, 2015, by and between Brian Pike and Demand Media, Inc.

10.2	Consulting Agreement, dated as of May 21, 2015, by and between Julie Campistron and Demand Media, Inc.

99.1	Press Release dated May 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2015	DEMAND MEDIA, INC.

	By:	/s/ Daniel Weinrot
Daniel Weinrot
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of May 21, 2015, by and between Brian Pike and Demand Media, Inc.

10.2	Consulting Agreement, dated as of May 21, 2015, by and between Julie Campistron and Demand Media, Inc.

99.1	Press Release dated May 21, 2015